Exhibit 2.25

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 16, 2022, is made by Studio City Company Limited (the “Company”), Industrial and Commercial Bank of China (Macau) Limited, as the Security Agent (the “Security Agent”), DB Trustees (Hong Kong) Limited, as the Intercreditor Agent (the “Intercreditor Agent”) and Deutsche Bank Trust Company Americas, as the Trustee (“Trustee”), under the Indenture referred to below.

WHEREAS, the Company has heretofore executed and delivered one or more global notes (each a “Global Note”), dated as of February 16, 2022 providing for the issuance of an initial aggregate principal amount of US$350,000,000 of 7.00% Senior Secured Notes due 2027, pursuant to the terms of the Indenture dated as February 16, 2022 among the Company, the Parent Guarantor and the Trustee, among others (the “Indenture”).

WHEREAS, the Indenture provides that under certain circumstances each of the Security Agent and the Intercreditor Agent shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Security Agent shall accede to the Indenture, as security agent, and the Intercreditor Agent shall accede to the Indenture, as intercreditor agent.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Security Agent, the Intercreditor Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used in this Supplemental Indenture and not otherwise defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

2.

AGREEMENT TO ACCEDE. Each of the Security Agent and the Intercreditor Agent hereby agrees to accede, as security agent and intercreditor agent, respectively, to the Indenture on the terms and conditions set forth in this Supplemental Indenture and the Indenture. In particular connection with such accession, each of the Security Agent and the Intercreditor Agent agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Indenture that are applicable to the Security Agent or the Intercreditor Agent, as applicable and (b) to perform in accordance with its terms of the Indenture, all the terms of the Indenture required to be performed by the Security Agent or the Intercreditor Agent, as applicable.

3.	NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.	EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

6.

THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

7.

RATIFICATION OF INDENTURE; ACCESSION AGREEMENT PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

8.	SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature page to follow)

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to the Indenture be duly executed and attested, as of the date first above written.

STUDIO CITY COMPANY LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY INVESTMENTS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOLDINGS TWO LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOLDINGS THREE LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOLDINGS FOUR LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]

STUDIO CITY ENTERTAINMENT LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY SERVICES LIMITED

By:
Name: Inês Nolasco Antunes
Title: Authorized Signatory

STUDIO CITY HOTELS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

SCP HOLDINGS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:
Name: Inês Nolasco Antunes
Title: Authorized Signatory

SCP ONE LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]

STUDIO CITY ENTERTAINMENT LIMITED

By:
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY SERVICES LIMITED

By:	/s/ Inês Nolasco Antunes
Name: Inês Nolasco Antunes
Title: Authorized Signatory

STUDIO CITY HOTELS LIMITED

By:
Name: Kevin Richard Benning
Title: Authorized Signatory

SCP HOLDINGS LIMITED

By:
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:	/s/ Inês Nolasco Antunes
Name: Inês Nolasco Antunes
Title: Authorized Signatory

SCP ONE LIMITED

By:
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]

SCP TWO LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY DEVELOPMENTS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

SCIP HOLDINGS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY RETAIL SERVICES LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY (HK) TWO LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as Security Agent,

By:	/s/ Mao Chonghe	/s/ Zheng Zhiguo
	Name: Mao Chonghe	Zheng Zhiguo
	Title: General Manager	Chief Officer

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]

DB TRUSTEES (HONG KONG) LIMITED, as Intercreditor Agent
By:	/s/ Leung Fong Io /s/ Melissa Chow
	Name: Leung Fong Io	Melissa Chow
	Title: Authorized Signatory	Authorized Signatory

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

[SIGNATURE PAGE – SUPPLEMENTAL INDENTURE]